UNITED STATES
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FelCor Lodging Trust Incorporated

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125 EAST JOHN CARPENTER FREEWAY, SUITE 1600 IRVING, TX 75062 PH: 972-444-4900 WWW.FELCOR.COM NYSE: FCH

FelCor Lodging Trust Sends Letter to Ashford Hospitality Trust

IRVING, Texas, February 27, 2017 – FelCor Lodging Trust Incorporated (NYSE: FCH)’s Board of Directors today sent the following letter to Montgomery J. Bennett, Chairman of Ashford Hospitality Trust (NYSE: AHT), regarding AHT’s proposal to combine its business with FelCor. The full text of the letter is as follows:

February 27, 2017

Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: Montgomery J. Bennett, Chairman
Dear Monty:

We listened with great interest to the Ashford Hospitality Trust (“AHT”) earnings conference call last Friday. In particular, we were encouraged by CEO Douglas Kessler’s statement that AHT would be willing to engage on the possibility of a cash transaction.

FelCor has consistently communicated its concerns regarding both the inadequate value and uncertainty of AHT's all-stock, fixed exchange ratio proposal. Those concerns were underscored by the decrease in the market value of AHT’s shares last week once the full details of the proposal were made public. However, an all or substantially all cash proposal provides much greater comfort and certainty and could alter our analysis of AHT’s proposal. If AHT is willing to consider making such a revised proposal, FelCor stands ready to re-engage with AHT as soon as is practicable.

Further, and as I proposed to both you and Doug in separate conversations prior to Ashford’s February 21 public announcement, FelCor is willing to provide additional information, including property level information, to AHT provided AHT also shares reciprocal property level information with FelCor. We note that AHT has not provided any such information to date, and we welcome the opportunity to review it.

I will call you today to discuss the potential to re-engage on this basis. I look forward to that discussion and hope it will prove productive for both of our companies.

Very truly yours,
FELCOR LODGING TRUST INCORPORATED
By:
/s/ Steven R. Goldman
Steven R. Goldman

About FelCor
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets throughout the U.S. FelCor partners with top hotel companies to operate its properties under globally renowned names and as premier independent hotels. Additional information can be found on the company's website at www.felcor.com.
Forward-Looking Statements
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Additional Information and Where to Find It
This release may be deemed to be solicitation material in connection with the matters to be considered at the 2017 annual meeting (the "2017 Annual Meeting") of shareholders of FelCor. FelCor intends to file a proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from FelCor shareholders. FELCOR SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain any proxy statement, any amendments or supplements thereto and other documents filed by FelCor with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at FelCor's website at www.felcor.com or by writing to FelCor at 125 East John Carpenter Freeway, Suite 1600, Irving, Texas 75062, Attn: Investor Relations.
Participants in the Solicitation
FelCor and its directors and executive officers may be deemed to be participants in the solicitation of proxies from FelCor's shareholders in connection with the matters to be considered at the 2017 Annual Meeting. Investors may obtain information regarding FelCor and its directors and executive officers in FelCor's Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 24, 2017, and FelCor’s definitive proxy statement for its 2016 annual meeting of shareholders (the "2016 Annual Meeting"), which was filed with the SEC on April 14, 2016. To the extent holdings of FelCor securities by FelCor's directors or executive officers have changed since the amounts disclosed in the definitive proxy statement for the 2016 Annual Meeting, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.
CONTACTS:

Investors
Michael Hughes/Abi Salami
FelCor Lodging Trust Incorporated
(972) 444-4900
Or
Tom Germinario
D.F. King & Co., Inc.
(212) 269-5550

Media
Hugh Burns/Robin Weinberg
Sard Verbinnen & Co
(212) 687-8080